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                                                                     EXHIBIT 4.1

                         INTERPORE INTERNATIONAL, INC.

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made as of July 10,
                                              ---------
2001, between Interpore International, Inc., a Delaware corporation (the "Parent") and Eric Major, as agent (the "Target Shareholder Representative") of
 ------
the former shareholders (the "Shareholders") of American OsteoMedix Corporation,
                              ------------
a Virginia corporation (the "Target") identified on Exhibit A hereto.
                             ------                 ---------

     WHEREAS:

     A. Pursuant to the terms of the Agreement and Plan of Merger dated as of even date herewith (the "Merger Agreement"), by and among Parent, Target, and OP
                         ----------------
Sub, Inc., a California corporation and wholly owned subsidiary of Parent ("Merger Sub"), Target is being merged with and into Merger Sub (the "Merger"),
 -----------                                                          ------
with Merger Sub being the surviving corporation.

     B. In connection with the Merger, the Shareholders shall receive fully paid and non-assessable shares of common stock of Parent, no par value ("Parent
                                                                         ------
Common Stock").
------------

     C. The Merger Agreement provides for the execution and delivery of this Agreement at the closing of the transactions contemplated thereby which grants the Shareholders certain rights to have their Shares registered under the Securities Act of 1933, as amended.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   SECTION 1

                Restrictions on Transferability of Securities;
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              Compliance with Securities Act; Registration Rights
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         1.1  Certain Definitions.  Unless otherwise indicated, the terms in
              -------------------
this Agreement shall have the same meanings as those terms in the Merger Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other
      ----------
federal agency at the time administering the Securities Act.

     "Common Stock" shall mean Parent Common Stock, no par value.
      ------------

     "Holder" shall mean (i) the Shareholders and (ii) any person holding
      ------
Registrable Securities to whom the rights under this Section 1 have been
                                                     ---------
transferred in accordance with Section 1.8 hereof.
                               -----------

     "Registrable Securities" means the Shares until such time that such
      ----------------------
securities have been (i) effectively registered under the Securities Act and disposed of pursuant to an effective Registration Statement, or (ii) sold in a single transaction exempt from the registration and prospectus delivery
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requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

     The terms "register," "registered" and "registration" refer to a
                --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses, except as otherwise stated
      ---------------------
below, incurred by Parent in complying with Section 1.2 hereof, including,
                                            -----------
without limitation, all registration, qualification and filing fees, including NASD filing fees, printing expenses (including expenses of printing certificates for Registrable Securities and of printing preliminary and final prospectuses), escrow fees, fees and disbursements of counsel for Parent, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any
      --------------
similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts, selling
      ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders and all reasonable fees and disbursements of counsel for any Holder.

     "Shares" shall mean the shares of Common Stock of Parent, no par value,
      ------
issued to the Shareholders pursuant to the Merger Agreement and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

         1.2 Mandatory Registration. Parent shall use its reasonable efforts to prepare and file with the Commission, within 30 calendar days following the Effective Time (as defined in the Merger Agreement) and in all events within 45 calendar days thereafter, except as a result of delays that are caused by the actions or inactions of the Holders, a registration statement (the "Registration
                                                                    ------------
Statement") on Form S-3 (or, if Form S-3 is not then available to Parent, on
---------
such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to the Holder's consent) covering the resale of the Shares by the Holders. Parent shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as promptly as is reasonably practical after the filing thereof.

         1.3  Expenses of Registration.  All Registration Expenses incurred in
              ------------------------
connection with all registrations pursuant to Section 1.2 shall be borne by Parent. Unless otherwise stated, each Holder shall bear its own Selling Expenses.

         1.4  Registration Procedures.  At its expense Parent will:
              -----------------------

              (a) Prepare and file with the Commission the Registration Statement with respect to the Shares and use reasonable efforts to cause such Registration Statement to become effective as soon as is reasonably practical after the filing thereof, and to keep the Registration

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Statement effective until the earlier of (i) the sale of all Registrable
Securities has been completed or (ii) one year from the effective date of such Registration Statement. In the event the Holders are unable to sell under such Registration Statement for any period or periods as a result of the suspension of effectiveness of the Registration Statement or other blackout periods, then such period or periods shall be added to the one year period in clause (ii) above;

              (b) Prepare and file with the Commission such amendments (including post-effective amendments) to such Registration Statement, and such supplements to the related prospectus, as may be required by the rules, regulations or instructions applicable to the Securities Act during the applicable period in accordance with the intended methods of disposition specified by the Holders of the Registrable Securities covered by such Registration Statement, and cause the related prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

              (c) Notify the Target Shareholder Representative (as defined in the Merger Agreement) of any Registrable Securities covered by such Registration Statement promptly and (if requested) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or the related prospectus or for additional information regarding such Holders, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that requires the making of any changes in such Registration Statement, prospectus or documents incorporated or deemed to be incorporated therein by reference so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

              (d) Use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction in the United States;

              (e) Furnish to the Holder of any Registrable Securities covered by such Registration Statement, each counsel for such Holders and each managing underwriter, if any, without charge, one conformed copy of such Registration Statement, as declared effective by the Commission, and of each post-effective amendment thereto, in each case including financial statements and schedules and all exhibits and reports incorporated or deemed to be incorporated therein by reference; and deliver, without charge, such number of copies of the preliminary prospectus, any amended preliminary prospectus, each final prospectus and any post-effective amendment or supplement thereto, as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities of such Holder covered by such Registration Statement in conformity with the requirements of the Securities Act;

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

              (f) Prior to any public offering of Registrable Securities covered by such Registration Statement, use commercially reasonable efforts to register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Target Shareholder Representative shall reasonably request in writing; provided, however, that the Company shall in no event be required to qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it is not at the time so qualified or to execute or file a general consent to service of process in any such jurisdiction where it has not theretofore done so or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject; and

              (g) Upon the occurrence of any event contemplated by paragraph 1.4(c)(v) above, prepare a supplement or post-effective amendment to such Registration Statement or the related prospectus or any document incorporated or deemed to be incorporated therein by reference and file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         1.5 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, the Company agrees to:

              (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, for the two year period following the effective date of the Registration Statement, so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

              (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144.

         1.6  Indemnification.

              (a) Parent will, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 1, and each underwriter, if any, and each person who controls any
---------
underwriter within the meaning of Section 15 of the Securities Act or the Exchange Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any of the following statements, omissions or violations, or allegations thereof (any of which, a "Violation"): (i) any untrue statement (or alleged
                          ---------
untrue statement) of a material fact contained in any registration

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statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (iii) any violation by Parent of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to Parent in connection with any such registration, qualification or compliance, and within a reasonable period Parent will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (x) any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished by the Holder to Parent for use in the Registration Statement or (y) a material misstatement or omission of fact contained in any preliminary prospectus if a final, amended or supplemental prospectus which corrects such omission or misstatement is delivered by Parent to such person at or prior to the written confirmation of the sale giving rise to the Violation or alleged Violation.

              (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Parent, each of its directors and officers, each underwriter, if any, of Parent's securities covered by such a registration statement, each person who controls Parent or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on a Violation, and within a reasonable period will reimburse Parent, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished by the Holder to Parent for use in the Registration Statement. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the gross proceeds before expenses and commissions to each Holder received for the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.


              (c)  Each party entitled to indemnification under this Section 1.6
                                                                     -----------
(the "Indemnified Party") shall give notice to the party required to provide
      -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any

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Indemnified Party to give notice as provided herein shall not relieve the
Indemnifying Party of its obligations under this Section 1 unless the failure to
                                                 ---------
give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         1.7  Information by Holder.  The Holder or Holders of Registrable
              ---------------------
Securities included in any registration shall furnish to Parent such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as Parent may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.
                                                ---------

         1.8  Transfer of Registration Rights.  The rights to have securities
              -------------------------------
registered granted Holders under Section 1.2 may be assigned to a transferee or
                                 -----------
assignee which acquires at least 1000 shares of Registrable Securities in connection with any transfer or assignment of Registrable Securities by the Holders.

                                   SECTION 2

                                 Miscellaneous

         2.1  Governing Law.  This Agreement shall be governed in all respects
              -------------
by the internal laws of the State of California.

         2.2  Survival.  The covenants and agreements made herein shall survive
              --------
the closing of the transactions contemplated hereby.

         2.3  Successors and Assigns.  Except as otherwise provided herein, the
              ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         2.4  Entire Agreement; Amendment. This Agreement and the Merger
              ---------------------------
Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Registrable Securities may, with Parent's prior written consent, waive, modify or amend on behalf of all holders, any provisions hereof.

         2.5  Notices, etc.  All notices and other communications required or
              ------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid,

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

telecopied or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at such address as such Holder shall have furnished Parent in writing, or, until any such holder so furnishes an address to Parent, then to and at the address of the last Holder who has so furnished an address to Parent, or (b) if to Parent, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of Mr. Richard Harrison, or at such other address as Parent shall have furnished to the Holders.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         2.6  Delays or Omissions.  Except as expressly provided herein, no
              -------------------
delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

         2.7  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

         2.8  Severability.  In the event that any provision of this Agreement
              ------------
becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         2.9  Titles and Subtitles.  The titles and subtitles used in this
              --------------------
Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

                           (Signature Page Follows)

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

The foregoing Agreement is hereby executed as of the date first above written.

                                 "PARENT"

                                 INTERPORE INTERNATIONAL, INC.
                                 a Delaware Corporation

                                 By:/s/ David C. Mercer
                                    --------------------------------------------
                                    Name:  David C. Mercer
                                    Title: Chief Executive Officer

                                 "TARGET SHAREHOLDER REPRESENTATIVE"


                                 By:/s/ Eric Major
                                    --------------------------------------------
                                    Eric Major, on behalf of himself and the
                                    Shareholders



               (Signature Page to Registration Rights Agreement)

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